Exhibit 10.23

GLOBAL BRASS AND COPPER HOLDINGS, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN

DIRECTORS’ RESTRICTED STOCK

AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), effective as of [            ], 2013 (the “Date of Grant”), is made by and between Global Brass and Copper Holdings, Inc., a Delaware corporation (the “Company”), and [            ] (the “Director”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan (the “Plan”), pursuant to which Restricted Stock may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the Restricted Stock provided for herein to the Director subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock.

(a) Grant. The Company hereby grants to the Director [            ] shares of Restricted Stock (the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Director and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(c) Acceptance of Agreement. The Director agrees to be bound by the terms of this Agreement and the Plan. By accepting this Agreement, the Director consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by the Director at any time upon three (3) business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Director).

2. Vesting. The Restricted Shares shall be one hundred percent (100%) unvested as of the Date of Grant. Except as may otherwise be provided herein and in the Plan (or as otherwise provided in an employment, consulting or other written agreement between the Director and the Company or any of its Affiliates) and subject to the Director’s continued service with the Company, one hundred percent (100%) of the Restricted Shares shall vest two hundred and eighteen days after the Date of Grant (“Vesting Date”). Upon vesting, the Restricted Shares shall no longer be subject to the transfer restrictions pursuant to Section 8(a) hereof or cancellation pursuant to Section 3 hereof.

3. Issuance. The Restricted Shares shall be issued by the Company and shall be registered in the Director’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form, subject to the Company’s directions at all times prior to the date the Restricted Shares vest. As a condition to the receipt of the Restricted Shares, the Director shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the Restricted Shares. The Committee may cause a legend or legends to be put on any stock certificate relating to the Restricted Shares to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the Restricted Shares, and any applicable federal or state laws.

4. Termination of Service.

Except as otherwise provided herein (or as otherwise provided in a written agreement between the Director and the Company), if the Director’s service with the Company terminates for any reason, then all unvested Restricted Shares shall be cancelled immediately and the Director shall immediately forfeit any rights to such Restricted Shares. If the Director’s service is terminated (y) as a result of the Director’s death or (z) by the Director’s retirement when the Director reaches age 75, then any unvested Restricted Shares shall vest on or within 30 days of the date of such termination.

5. Rights as a Stockholder; Dividends. At all times, the Director shall have, with respect to the Restricted Shares, all the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Shares and to receive any dividends upon vesting of such Restricted Stock, subject to the restrictions set forth in the Plan and this Agreement. The Committee may apply any restrictions to dividend payments during the Restricted Period that it deems appropriate.

6. Compliance with Legal Requirements.

(a) Generally. The granting of the Restricted Shares, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on any Restricted Shares as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Restricted Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Restricted Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Director. The Director agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) Tax Withholding. Director shall be responsible for satisfying all taxes that apply to the vesting of Restricted Shares.

7. Clawback. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, cancel this Restricted Stock award if the Director, without the consent of the Company, while providing services to the Company or after termination of such service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement to which Director may in the future become subject, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Further, if the

Director otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Director shall forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of this Restricted Stock award, the sale or other transfer of this Restricted Stock award, or the sale of shares of Common Stock acquired in respect of this Restricted Stock award, and must promptly repay such amounts to the Company. In addition, if the Director receives any amount in excess of what the Director should have received under the terms of this Restricted Stock award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Director shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Restricted Stock award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

8. Miscellaneous.

(a) Transferability. The Restricted Shares may not be assigned, alienated, pledged, attached, sold, loaned, gifted or otherwise transferred or encumbered by the Director other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. In addition, the Director agrees to comply with any written holding requirement policy adopted by the Company for employees.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The Restricted Shares are intended to not be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Director to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Director’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Director of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Restricted Shares will not be subject to interest and penalties under Section 409A.

(d) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Director, at the Director’s address indicated by the Company’s records, or if to the Company, to the attention of the Corporate Secretary at the Company’s principal executive office.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Continued Service. Nothing contained in this Agreement shall be construed as giving the Director any right to be retained, in any position, as an employee, consultant or director of the Company or shall interfere with or restrict in any way the right of the Company, which are hereby expressly reserved, to remove, terminate or discharge the Director at any time for any reason whatsoever.

(g) Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from an adjustment of the Restricted Shares pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Director an amount equal to the Fair Market Value of such fractional share.

(h) Bound by Plan. By signing this Agreement, the Director acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(i) Beneficiary. The Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal executive office. If no designated beneficiary survives the Director, the Director’s estate shall be deemed to be the Director’s beneficiary.

(j) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Director and the beneficiaries, executors, administrators, heirs and successors of the Director.

(k) Securities Laws. The Director agrees that the obligation of the Company to issue Restricted Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.

(l) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 of the Plan.

(m) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(o) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as set forth below.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:
Name:
Title:

[insert name of Director]

[Signature Page to [            ] Restricted Stock Award Agreement]